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                                                                  [LETTERHEAD OF
                                                          ADVANCED MICRO DEVICES
                                                                   APPEARS HERE]

                                                                      EXHIBIT 99
NEWS RELEASE
                                                        For further information:
                                                        Chuck Mulloy
                                                        (408) 749-5481

                    ADVANCED MICRO DEVICES SAYS SHAREHOLDER
                             SUIT IS WITHOUT MERIT


SUNNYVALE, CA...November 6, 1995 ... Advanced Micro Devices (AMD) today announced that a securities class action has been filed by a shareholder against the company and certain officers and directors in U.S. District Court in San Jose, California. The complaint asserts that AMD made false or misleading projections about the status of its AMD K-5/TM/ microprocessor development efforts during an alleged class period beginning April 11, 1995 and ending September 25, 1995.


AMD stated that the complaint is without merit and intends to vigorously defend itself against the claims made in the complaint.


Advanced Micro Devices, Inc., is the fourth-largest U.S. merchant supplier of integrated circuits. Focusing on the personal and networked computing and communications markets, AMD produces microprocessors and related peripherals, memories, programmable logic devices and circuits for telecommunications and networking applications. AMD has sales offices worldwide and manufacturing facilities in Sunnyvale, California; Austin, Texas; Bangkok, Thailand; Penang, Malaysia; Singapore; Aizu-Wakamatsu, Japan and Basingstoke, England.

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AMD NEWS RELEASE 95CORP24                                          95106